UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 9, 2005

Maytag Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-655	42-0401785
(Commission File Number)	(IRS Employer Identification No.)

403 West Fourth Street North, Newton Iowa	50208
(Address of Principal Executive Offices)	(Zip Code)

(641) 792-7000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

2006 Executive Economic Profit Plan

On November 9, 2005, as part of the annual review of long-term incentive compensation by the Compensation Committee (the “Committee”) of Maytag Corporation (the “Company”), the Committee established target, threshold and maximum targets for a three year long-term incentive award called the 2006 Executive Economic Profit Plan (“2006 EEPP”) for certain Company employees, including its executive officers, which cover the 2006-2008 award cycle. These long-term incentive grants are part of a rolling three-year program and are not effective until January 1, 2006 to designated employees who are employed on that date, and the grants will not be effective if the merger transaction with Whirlpool Corporation closes before January 1, 2006. These performance-based cash-denominated awards are granted as “Other Incentive Awards” under the Company’s 2002 Employee and Director Stock Incentive Plan (the “2002 Stock Incentive Plan”), which was approved by the Company’s stockholders on May 9, 2002 and filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002. Awards under the 2006 EEPP are based on a percentage of a participant’s annual salary as of the first day of the performance period and pay out in the form of cash or shares of Company stock, as determined in the Committee’s discretion. The performance measure selected under the 2006 EEPP is cumulative economic profit derived from three-year cumulative annual growth rates for revenue and operating income and working capital as a percent of sales. The Compensation Committee believes that Maytag’s achievement of corporate economic profit (net operating profit after taxes less capital charge, as measured against a performance target) has a favorable impact on long-term stockholder value. In addition, the Compensation Committee retains negative discretion with respect to payout of awards under the 2006 EEPP. The target award amounts under the 2006 EEPP for the named executive officers of the Company are as follows: Mr. Hake, $1,468,800, Mr. Klyn, $87,400, Mr. Krivourchka, $206,200, Mr. Moore, $290,800, Mr. Scholten, $211,000 and Mr. Rumbough, $64,900. The form of an Executive Economic Profit Plan Award Agreement will be similar to the form of Award Agreement for the 2005 Executive Economic Profit Plan, which was attached as Exhibit 10.1 to the Form 8-K filed by the Company on February 15, 2005.

Director Option Grants

On November 10, 2005, the Board of Directors of the Company (the “Board”) issued the automatic grant of options to purchase 3,000 shares of the Company’s common stock to each of the non-employee directors on the Board. The grant, which is provided for under the 2002 Stock Incentive Plan, had previously been delayed from the regular issuance date earlier in the year. The options vest three years after the date of grant, subject to accelerating vesting in accordance with the terms of the option agreement. The form of Non-Employee Director Stock Option Agreement is attached as Exhibit 10.1 hereto.

Item 9.01 Financial Statements and Exhibits.

The exhibit accompanying this report is listed in the accompanying Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MAYTAG CORPORATION

Date: November 15, 2005	By:	/s/ George C. Moore
	Name:	George C. Moore
	Title:	Chief Financial Officer

EXHIBIT INDEX

No.	Exhibit
10.1	Form of Non-Employee Director Stock Option Agreement